EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48611, 333-68407, 333-95033, 333-102327, 333-124764, 333-130304, 333-136464, 333-167690 and 333-190508) of Nu Skin Enterprises, Inc. of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 27, 2015